UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 31, 2010

NN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23486	62-1096725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Waters Edge Drive Johnson City, Tennessee		37604
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (423)743-9151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFT 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFT 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFT 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17CFT 240.13c-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS

Published as Exhibit 99.1 is NN Inc.'s press release dated March 31, 2010 regarding the results for the year ended December 31, 2009.

The attached press release includes the following non-GAAP measures: Net (loss) excluding restructuring and other special charges and net income excluding restructuring and other special charges. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

Our management uses financial information that does not include (a) after- tax restructuring costs and impairment of assets for plant closing, (b) after-tax adjustment to deferred tax valuation allowance  (c) after-tax accelerated depreciation for assets no longer in use, and (d) after-tax write-off of capitalized loan costs.

We use these non-GAAP financial measures in making operating decisions because we believe the measures provide meaningful supplemental information regarding our core operational performance.  We use these measures to help make budgeting and spending decisions. Further, these non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is furnished pursuant to Item 2.02, is not considered "filed" under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any of the previous or future filings of NN, Inc. under the Securities Act of 1933, as amended, or the Exchange Act.

Exhibit:

Exhibit Number     Description of Exhibit
99.1                         Press Release of NN, Inc. dated March 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NN, INC.

Date: April 1, 2010	By:	/s/ William C. Kelly, Jr.
Name : William C. Kelly, Jr.
Title : Vice President and Chief Administrative Officer